FOR IMMEDIATE RELEASE
Ciena Reports Fiscal Fourth Quarter 2014 and Year-End Financial Results
Delivers 10% annual revenue growth and 6.5% adjusted operating margin for the year

HANOVER, Md. - December 11, 2014 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal fourth quarter and year ended October 31, 2014.

For the fiscal fourth quarter 2014, Ciena reported revenue of $591.0 million as compared to $583.4 million for the fiscal fourth quarter 2013. For fiscal year 2014, Ciena reported revenue of $2.3 billion, as compared to $2.1 billion for fiscal year 2013.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal fourth quarter 2014 was $(30.7) million, or $(0.29) per diluted common share, which compares to a GAAP net loss of $(9.8) million, or $(0.09) per diluted common share, for the fiscal fourth quarter 2013. For fiscal year 2014, Ciena had a GAAP net loss of $(40.6) million, or $(0.38) per diluted common share, which compares to a GAAP net loss of $(85.4) million or $(0.83) per diluted common share for fiscal year 2013.

Ciena's adjusted (non-GAAP) net loss for the fiscal fourth quarter 2014 was $(8.2) million, or $(0.08) per diluted common share, which compares to an adjusted (non-GAAP) net income of $18.3 million, or $0.16 per diluted common share, for the fiscal fourth quarter 2013. For fiscal year 2014, Ciena's adjusted (non-GAAP) net income was $65.8 million, or $0.59 per diluted common share, as compared to an adjusted (non-GAAP) net income of $59.0 million, or $0.54 per diluted common share for fiscal year 2013.

“We delivered strong revenue growth and improved profitability in fiscal 2014 as we benefited from a more diversified customer base and the strong alignment of our solutions with the increasing on-demand needs of our customers,” said Gary B. Smith, president and CEO of Ciena. “As we continue to expand Ciena’s role and reach, we are well positioned to drive continued growth and increased profitability in 2015.”

Fiscal Fourth Quarter 2014 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarterly and year over year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendices A and B.

	GAAP Results (unaudited)
	Q4	Q3	Q4	Period Change
	FY 2014	FY 2014	FY 2013	Q-T-Q*	Y-T-Y*
Revenue	$591.0	$603.6	$583.4	(2.1)%	1.3%
Gross margin	37.4%	43.7%	39.7%	(6.3)%	(2.3)%
Operating expense	$222.7	$227.0	$232.1	(1.9)%	(4.1)%
Operating margin	(0.3)%	6.1%	(0.1)%	(6.4)%	(0.2)%

	Non-GAAP Results (unaudited)
	Q4	Q3	Q4	Period Change
	FY 2014	FY 2014	FY 2013	Q-T-Q*	Y-T-Y*
Revenue	$591.0	$603.6	$583.4	(2.1)%	1.3%
Adj. gross margin	37.9%	44.3%	40.8%	(6.4)%	(2.9)%
Adj. operating expense	$203.7	$206.3	$210.5	(1.3)%	(3.2)%
Adj. operating margin	3.4%	10.1%	4.7%	(6.7)%	(1.3)%

	Revenue by Segment (unaudited)
	Q4 FY 2014		Q3 FY 2014		Q4 FY 2013
	Revenue	%	Revenue	%	Revenue	%
Converged Packet Optical	$383.3	64.9	$382.0	63.3	$350.9	60.2
Packet Networking	56.4	9.5	69.5	11.5	61.2	10.5
Optical Transport	26.5	4.5	31.0	5.1	52.6	9.0
Software and Services	124.8	21.1	121.1	20.1	118.7	20.3
Total	$591.0	100.0	$603.6	100.0	$583.4	100.0

* Denotes % change, or in the case of margin, absolute change

Additional Performance Metrics for Fiscal Fourth Quarter 2014

•	Non-U.S. customers contributed 47.8% of total revenue

•	One 10%-plus customer represented a total of 12.2% of revenue

•	Cash and investments totaled $777.0 million

•	Cash flow from operations totaled $73.8 million

•	Average days' sales outstanding (DSOs) were 79

•	Accounts receivable balance was $519.0 million

•	Inventories totaled $254.7 million, including:

◦	Raw materials: $64.8 million

◦	Work in process: $8.4 million

◦	Finished goods: $165.8 million

◦	Deferred cost of sales: $75.8 million

◦	Reserve for excess and obsolescence: $(60.1) million

•	Product inventory turns were 4.8

•	Headcount totaled 5,161

Business Outlook for Fiscal First Quarter 2015
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects financial performance for fiscal first quarter 2015 to include:

•	Revenue in the range of $540 to $570 million

•	Adjusted (non-GAAP) gross margin percentage in the low 40s range

•	Adjusted (non-GAAP) operating expense of approximately $210 million

Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2014 Results
Ciena will host a discussion of its unaudited fiscal fourth quarter 2014 and year-end results with investors and financial analysts today, Thursday, December 11, 2014 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at http://www.ciena.com/. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: www.ciena.com/investors.

About Ciena
Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn at http://www.linkedin.com/company/ciena. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “We delivered strong revenue growth and improved profitability in fiscal 2014 as we benefited from a more diversified customer base and the strong alignment of our solutions with the increasing on-demand needs of our customers”; “As we continue to expand Ciena’s role and reach, we are well positioned to drive continued growth and increased profitability in 2015”; "Ciena expects financial performance for fiscal first quarter 2015 to include revenue in the range of $540 to $570 million, adjusted (non-GAAP) gross margin percentage in the low 40s range, adjusted (non-GAAP) operating expense of approximately $210 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q filed with the Securities and Exchange

Commission on September 10, 2014. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendixes A and B to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended October 31,		Year Ended October 31,
	2013	2014	2013	2014
Revenue:
Products	$476,409	$476,175	$1,680,125	$1,865,826
Services	106,976	114,788	402,421	422,463
Total revenue	583,385	590,963	2,082,546	2,288,289
Cost of goods sold:
Products	283,780	305,171	967,510	1,083,022
Services	67,959	64,955	249,861	256,915
Total cost of goods sold	351,739	370,126	1,217,371	1,339,937
Gross profit	231,646	220,837	865,175	948,352
Operating expenses:
Research and development	100,427	98,506	383,408	401,180
Selling and marketing	87,494	84,396	304,170	328,325
General and administrative	31,275	28,560	122,432	126,824
Amortization of intangible assets	12,439	11,019	49,771	45,970
Restructuring costs	428	171	7,169	349
Total operating expenses	232,063	222,652	866,950	902,648
Income (loss) from operations	(417)	(1,815)	(1,775)	45,704
Interest and other income (loss), net	276	(11,031)	(5,744)	(25,262)
Interest expense	(10,946)	(13,559)	(44,042)	(47,115)
Loss on extinguishment of debt	—	—	(28,630)	—
Loss before income taxes	(11,087)	(26,405)	(80,191)	(26,673)
Provision (benefit) for income taxes	(1,290)	4,298	5,240	13,964
Net loss	$(9,797)	$(30,703)	$(85,431)	$(40,637)

Net Loss per Common Share
Basic net loss per common share	$(0.09)	$(0.29)	$(0.83)	$(0.38)
Diluted net loss per potential common share	$(0.09)	$(0.29)	$(0.83)	$(0.38)

Weighted average basic common shares outstanding	103,523	106,931	102,350	105,783
Weighted average dilutive potential common shares outstanding	103,523	106,931	102,350	105,783

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	October 31,
	2013	2014
ASSETS
Current assets:
Cash and cash equivalents	$346,487	$586,720
Short-term investments	124,979	140,205
Accounts receivable, net	488,578	518,981
Inventories	249,103	254,660
Prepaid expenses and other	186,655	192,624
Total current assets	1,395,802	1,693,190
Long-term investments	15,031	50,057
Equipment, furniture and fixtures, net	119,729	126,632
Other intangible assets, net	185,828	128,677
Other long-term assets	86,380	74,076
Total assets	$1,802,770	$2,072,632
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$254,849	$209,777
Accrued liabilities and other short-term obligations	271,656	276,608
Deferred revenue	88,550	104,688
Current portion of long-term debt	—	190,063
Total current liabilities	615,055	781,136
Long-term deferred revenue	23,620	40,930
Other long-term obligations	34,753	45,390
Long-term debt, net	1,212,019	1,274,791
Total liabilities	1,885,447	2,142,247

Stockholders’ equity (deficit):
Preferred stock — par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock — par value $0.01; 290,000,000 shares authorized; 103,705,709 and 106,979,960 shares issued and outstanding	1,037	1,070
Additional paid-in capital	5,893,880	5,954,440
Accumulated other comprehensive loss	(7,774)	(14,668)
Accumulated deficit	(5,969,820)	(6,010,457)
Total stockholders’ equity (deficit)	(82,677)	(69,615)
Total liabilities and stockholders’ equity (deficit)	$1,802,770	$2,072,632

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended October 31,
	2013	2014
Cash flows from operating activities:
Net loss	$(85,431)	$(40,637)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	28,630	—
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	55,699	55,616
Share-based compensation costs	37,720	42,930
Amortization of intangible assets	71,308	57,151
Provision for inventory excess and obsolescence	19,938	32,332
Provision for warranty	24,558	22,129
Other	9,023	25,668
Changes in assets and liabilities:
Accounts receivable	(145,421)	(33,164)
Inventories	(8,943)	(37,889)
Prepaid expenses and other	(82,809)	(7,931)
Accounts payable, accruals and other obligations	115,312	(59,837)
Deferred revenue	5,094	33,448
Net cash provided by operating activities	44,678	89,816
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(43,814)	(48,216)
Restricted cash	2,338	2,060
Purchase of available for sale securities	(184,864)	(245,196)
Proceeds from maturities of available for sale securities	95,000	195,000
Settlement of foreign currency forward contracts, net	479	(10,041)
Net cash used in investing activities	(130,861)	(106,393)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	—	248,750
Payment of long-term debt	(216,210)	(625)
Payment of debt and equity issuance costs	(3,692)	(4,227)
Payment of capital lease obligations	(3,335)	(3,034)
Proceeds from issuance of common stock	15,898	17,663
Net cash provided by (used in) financing activities	(207,339)	258,527
Effect of exchange rate changes on cash and cash equivalents	(2,435)	(1,717)
Net increase (decrease) in cash and cash equivalents	(295,957)	240,233
Cash and cash equivalents at beginning of fiscal year	642,444	346,487
Cash and cash equivalents at end of fiscal year	$346,487	$586,720
Supplemental disclosure of cash flow information
Cash paid during the fiscal year for interest	$32,397	$36,276
Cash paid during the fiscal year for income taxes, net	$10,679	$11,396
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$6,191	$4,961
Fixed assets purchased under capital leases	$2,538	$10,424

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements (unaudited)

	Quarter Ended
	October 31,
	2013	2014
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$231,646	$220,837
Share-based compensation-products	617	547
Share-based compensation-services	448	496
Amortization of intangible assets	5,384	2,201
Total adjustments related to gross profit	6,449	3,244
Adjusted (non-GAAP) gross profit	$238,095	$224,081
Adjusted (non-GAAP) gross profit percentage	40.8%	37.9%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$232,063	$222,652
Share-based compensation-research and development	1,923	1,960
Share-based compensation-sales and marketing	3,603	2,759
Share-based compensation-general and administrative	3,157	3,025
Amortization of intangible assets	12,439	11,019
Restructuring costs	428	171
Total adjustments related to operating expense	21,550	18,934
Adjusted (non-GAAP) operating expense	$210,513	$203,718

Income (Loss) from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(417)	$(1,815)
Total adjustments related to gross profit	6,449	3,244
Total adjustments related to operating expense	21,550	18,934
Adjusted (non-GAAP) income from operations	$27,582	20,363
Adjusted (non-GAAP) operating margin percentage	4.7%	3.4%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(9,797)	$(30,703)
Total adjustments related to gross profit	6,449	3,244
Total adjustments related to operating expense	21,550	18,934
Non-cash interest expense	284	351
Change in fair value of embedded redemption feature	(230)	—
Adjusted (non-GAAP) net income (loss)	$18,256	$(8,174)

Weighted average basic common shares outstanding	103,523	106,931
Weighted average dilutive potential common shares outstanding[1]	119,401	106,931

Net Income (Loss) per Common Share
GAAP diluted net loss per common share	$(0.09)	$(0.29)
Adjusted (non-GAAP) diluted net income (loss) per common share[2]	$0.16	$(0.08)

APPENDIX B - Reconciliation of Adjusted (Non- GAAP) Annual Measurements (unaudited)

	Year Ended
	October 31,
	2013	2014
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$865,175	$948,352
Share-based compensation-products	2,522	2,531
Share-based compensation-services	1,771	2,216
Amortization of intangible assets	21,537	11,181
Total adjustments related to gross profit	25,830	15,928
Adjusted (non-GAAP) gross profit	$891,005	$964,280
Adjusted (non-GAAP) gross profit percentage	42.8%	42.1%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$866,950	$902,648
Share-based compensation-research and development	8,214	9,682
Share-based compensation-sales and marketing	13,290	14,958
Share-based compensation-general and administrative	12,055	13,568
Amortization of intangible assets	49,771	45,970
Restructuring costs	7,169	349
Settlement of patent litigation	1,500	2,000
Total adjustments related to operating expense	91,999	86,527
Adjusted (non-GAAP) operating expense	$774,951	$816,121

Loss from Operations Reconciliation (GAAP/non-GAAP)
GAAP income (loss) from operations	$(1,775)	$45,704
Total adjustments related to gross profit	25,830	15,928
Total adjustments related to operating expense	91,999	86,527
Adjusted (non-GAAP) income from operations	$116,054	148,159
Adjusted (non-GAAP) operating margin percentage	5.6%	6.5%

Loss Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(85,431)	$(40,637)
Total adjustments related to gross profit	25,830	15,928
Total adjustments related to operating expense	91,999	86,527
Loss on extinguishment of debt	28,630	—
Non-cash interest expense	898	1,273
Change in fair value of embedded redemption feature	(2,950)	2,740
Adjusted (non-GAAP) net income	$58,976	$65,831

Weighted average basic common shares outstanding	102,350	105,783
Weighted average dilutive potential common shares outstanding[3]	120,263	120,950

Net Loss per Common Share
GAAP diluted net loss per common share	$(0.83)	$(0.38)
Adjusted (non-GAAP) diluted net income per common share[4]	$0.54	$0.59

1. Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the fourth quarter of fiscal 2013 includes 2.8 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

2. The calculation of Adjusted (non-GAAP) diluted net income per common share for the fourth quarter of fiscal 2013 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

3. Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for fiscal 2013 includes 2.1 million shares underlying certain stock options and restricted stock units, 2.7 million shares underlying Ciena's 0.25% convertible senior notes due May 1, 2013 (which were paid at maturity during the second quarter of fiscal 2013) and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for fiscal 2014 includes 2.1 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

4. The calculation of Adjusted (non-GAAP) diluted net income per common share for fiscal 2013 requires adding back interest expense of approximately $0.7 million associated with Ciena's 0.25% convertible senior notes due May 1, 2013 (which were paid during the second quarter of fiscal 2013) and approximately $5.5 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for fiscal 2014 requires adding back interest expense of approximately $5.5 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over the expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Settlement of patent litigation - included in general and administrative expense is a $1.5 million patent litigation settlement during the third quarter of fiscal 2013 and a $2.0 million patent litigation settlement during the second quarter of fiscal 2014.

•
Loss on extinguishment of debt - a non-cash loss, recorded in connection with convertible note exchange transactions completed during the first quarter of fiscal 2013, reflecting the fair value of Ciena's 4.0% senior convertible notes due December 15, 2020, as compared to the retirement of a portion of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•
Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.